SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                             -----------------------


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  July 25, 1997


                           SPARTA SURGICAL CORPORATION
             (Exact name of registrant as specified in its charter)


          Delaware                   1-11047                     22-2870438
  (State or other juris-           (Commission                 (I.R.S. Employer
   diction of incorporation)        File Number)                ID. Number)


                              Bernal Corporate Park
                 7068 Koll Center Parkway, Pleasanton, CA 94566
                    (Address of principal executive offices)


        Registrant's telephone number, including area code (510)417-8812 not applicable
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS

     On  July  25,  1997,   NationsCredit  Commercial  Corporation  through  its
NationsCredit Commercial Funding Division ("NationsCredit") provided the Registrant with a 48-month Revolving Line of Credit of up to $2,500,000 (the "Loan"). The Registrant agreed to pay NationsCredit interest on the average outstanding principal amount of the Loan at a per annum rate of prime plus 3%. The Loan is advanced to the Registrant based on a percentage of eligible assets and is secured by a first position security interest on all of the assets of the Registrant. In addition, $250,000 of the Loan is personally guaranteed by Thomas
F. Reiner, the Registrant's Chairman, President and Chief Executive Officer.

     In connection with the financing, the Registrant issued NationsCredit a warrant to purchase up to 42,500 shares of its common stock exercisable at $1.11 per share at any time until July 25, 2002.

     In consideration for Mr. Reiner providing his personal guarantee for the NationsCredit Loan, on July 25, 1997, the Registrant issued to Mr. Reiner 80,000 shares of common stock and an option to purchase up to 150,000 of its common stock exercisable at $1.25 per share at any time until July 25, 2004.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

          (c)  Exhibits:

               10.92 Loan and Security Agreement dated July 25, 1997 between the Registrant and NationsCredit Commercial Funding Division of NationsCredit Commercial Corporation.

               10.93    Stock  Option  Agreement  dated  July 25,  1997 with Mr.
                        Reiner.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   SPARTA SURGICAL CORPORATION
                                                   (Registrant)

                                                   By: Thomas F. Reiner
                                                   Thomas F. Reiner, Chairman of
                                                   the Board, President & CEO


Dated: August 8, 1997


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                       SECURITIES AND EXCHANGE COMMISSION

                                    EXHIBITS
                                       TO
                                    FORM 8-K

                               DATED JULY 25, 1997